John A. Hill The Putnam Funds

Chairman of the Trustees

One Post Ofﬁce Square Boston, Massachusetts 02109

There is still time to vote on the issues that affect your mutual fund!

Dear Shareholder:

In September, we mailed you a proxy statement requesting your vote on proposals that affect the management of your fund, Putnam California Investment Grade Municipal Trust. The voting period has been extended to enable more shareholders to vote.

Our records show that we have not yet received your completed ballot. We have included another copy of the ballot and a postage-paid return envelope for your convenience.

Your vote on these matters is important — and action on your part saves your fund money. If you have any questions about the proposals, please call 1-800-780-7316 or consult your ﬁnancial advisor.

Sincerely,

/s/ John A. Hill

John A. Hill, Chairman

John A. Hill The Putnam Funds

Chairman of the Trustees

One Post Ofﬁce Square Boston, Massachusetts 02109

There is still time to vote on the issues that affect your mutual fund!

Dear Shareholder:

In September, we mailed you a proxy statement requesting your vote on proposals that affect the management of your fund, Putnam Tax-Free Health Care Fund. The voting period has been extended to enable more shareholders to vote.

Our records show that we have not yet received your completed ballot. We have included another copy of the proxy ballot and a postage-paid return envelope for your convenience.

Your vote on these matters is important — and action on your part saves your fund money. If you have any questions about the proposals, please call 1-800-780-7316 or consult your financial advisor.

Sincerely,

/s/ John A. Hill

John A. Hill, Chairman

Putnam Investments, LLC

One Post Office Square

Boston, MA 02109

November 17, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC  20549

RE:

Putnam California Investment Grade Municipal Trust (Reg. No. 33-53106) (811-07276)

Putnam Tax-Free Health Care Fund (Reg. No. 33-47739) (811-06659)

DEFA-14A filing

Ladies and Gentlemen:

Pursuant to Rule 14a-6 under the Securities Exchange Act of 1934, we are transmitting for filing via the EDGAR system additional solicitation materials in connection with a shareholder meeting held on October 28, 2005.

Any comments or question on this filing should be directed to me at 1-800-225-2465, Ext. 18939.

Very truly yours,

/s/ James F. Clark

James F. Clark

Vice President and Counsel

cc:  Ropes & Gray LLP